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                                                                     Exhibit 3.1


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                      RESTATED CERTIFICATE OF INCORPORATION

    TAKE-TWO INTERACTIVE SOFTWARE, INC. (the "Corporation"), a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, which filed its original Certificate of Incorporation on September 30, 1993 under the name of 182nd Shelf Corporation, as restated by a Restated Certificate of Incorporation, filed on April 27, 1995, hereby amends and restates its Certificate Of Incorporation so that the same shall read, in its entirety, as follows:



                                    ARTICLE I

                                      Name

     The name of the Corporation is:

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                   ARTICLE II

                                Registered Agent

    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.



                                   ARTICLE III

                                     Purpose

    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



                                   ARTICLE IV

                               Board of Directors

    The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by written ballot unless required by the bylaws of the Corporation.



                                    ARTICLE V

                                     Bylaws

    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws.



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                                   ARTICLE VI

                               Director Liability

    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the state of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the state of Delaware is amended after the filing of this Restated Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the state of Delaware, as so amended.

    Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE VII

                                 Indemnification

    Section 7.1 Indemnification.

    Each person who was or is made a party (or is threatened to be made a party) to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the state of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 below, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the state of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


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    Section 7.2 Claims.

    If a claim under Section 7.1 above is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissable under the General Corporation Law of the state of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the state of Delaware; nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    Section 7.3 Non-exclusivity of Rights.

    The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

    Section 7.4 Insurance.

    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the state of Delaware.


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                                  ARTICLE VIII

                                  Capital Stock

    Section 8.1 Authorized Shares.

    The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Twenty Million Three Hundred Seventeen (20,000,317) shares, divided into two classes of which (a) Five Million Three Hundred Seventeen (5,000,317) shares shall be designated Preferred Stock (par value $.0l per share), including Three Hundred Seventeen (317) shares of a series of redeemable non-voting preferred stock, and (b) Fifteen Million (15,000,000) shares shall be designated Common Stock (par value $.01 per share).

    The powers, preferences and rights of the shares of Preferred Stock and the shares of Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

A.  Preferred Stock

    1. Issuance in Series. The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated as to distinguish the shares of such series from the shares of all other series. All shares of Preferred Stock shall be of equal rank and identical except to the extent that variations in the relative rights, preferences and limitations enumerated in subparagraphs (a) through (h), inclusive, of Section 2 of Paragraph A may be fixed and determined by the Board of Directors between series hereafter established; and each share of a series shall be of equal rank and identical in all respects with the other shares of such series.

    2. Authority of the Board with Respect to Series. Authority, is hereby expressly granted to the Board of Directors, subject to the provisions of this
Article VIII to establish and designate one or more series of Preferred Stock, and with respect to each such series, to fix and determine the following relative rights, preferences and limitations as to which there may be variations between the series so established:

    (a) the distinctive designation of such series and the number of shares which shall constitute such series which number may be increased (except as otherwise provided by the Board of Directors) or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

    (b) the annual rate of dividends payable on shares of such series, the date or dates when such dividends shall be payable and the date or dates, if any, from which such dividends shall accrue and be cumulative;

    (c) the time or times when and the price or prices at which shares of such series shall be redeemable;

    (d) the amount payable on shares of such series in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation;


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    (e) if the shares of such series are to be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of such series, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

    (f) if the shares of such series are to be convertible into or exchangeable for shares of Common Stock or shares of any other series of Preferred Stock, the conversion price or prices or the rate or rates of exchange and the terms and conditions of such conversion or exchange;

    (g) the voting rights, if any, of such series, in addition to the voting rights provided in Section 5 of this Paragraph A; and

    (h) such other relative rights, preferences and limitations of shares of such series as the Board of Directors may deem advisable that are not inconsistent with the provisions of the Certificate of Incorporation and are permitted by law.

    3. Dividends.

    (a) The holders of shares of Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation which are legally available therefor, cash dividends at the rate per annum fixed by the Board of Directors for such series, and no more, payable at such time or times (and cumulative from such date or dates) as shall be fixed by the Board of Directors in the resolution establishing such series. Such dividends shall be cumulative or non-cumulative as shall be fixed by the Board of Directors in the resolution establishing such series. If shares or Preferred Stock of more than one series are outstanding, and the stated dividends are not paid in full, the shares of all series shall share ratably in the payment of dividends (including accumulations, if any), in accordance with the sum which would be payable on such shares if all dividends were declared and paid in full. In the event the holders of shares of any series of Preferred Stock shall be entitled to cumulative cash dividends, such dividends shall commence to accrue and shall be cumulative from the dividend payment date as to which cash dividends shall have been paid next preceding the date of issue thereof, unless the date of issue thereof is a dividend payment date as of which cash dividends shall have been paid, in which case dividends shall accrue and shall be cumulative from such dividend payment date, or unless the date of issue thereof is prior to the first dividend payment date, in which case dividends shall commence to accrue and shall be cumulative from the date of issue thereof.

    (b) If dividends shall not have been paid or declared and set apart for payment upon all outstanding shares of cumulative Preferred Stock of any series, such deficiency shall be cumulative in full and thereby accumulate. Accumulated dividends on the shares of Preferred Stock shall not bear interest. No dividend or distribution, whether in cash, stock (other than Junior Shares as hereinafter defined) or other property, shall be paid or declared or set apart for payment in respect of the Common Stock or any other class of stock of the Corporation hereafter authorized ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding-up (such Common Stock and other classes of stock being herein called the "Junior Shares") and no Junior Shares shall be purchase, redeemed or otherwise acquired for value by the Corporation, unless at the date of such declaration, distribution, other payment, purchase, redemption or other acquisition, all accumulated dividends on the then outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid or declared and set apart for payment in full.


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    4.   Redemption.

    (a) Except as otherwise fixed and determined by the Board of Directors in any resolution providing for the issuance or any series of Preferred Stock or as required by law, the shares of Preferred Stock of any series then outstanding shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors at any time or from time to time at the applicable redemption price fixed by the Board of Directors for such series of Preferred Stock together with all dividends accrued thereon to the date fixed for redemption and not theretofore paid or declared and set apart for payment in full. In case of redemption of a part only of the shares of Preferred Stock of any series at the time outstanding, the redemption may be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing, the Board of Directors shall have full authority and power to prescribe the manner in which the drawing by lot of the pro rata redemption shall be conducted and the terms and conditions upon which the shares of Preferred Stock shall be redeemed.

    (b) Notice of every redemption of shares of Preferred Stock in the form approved by the Board of Directors shall be given by mailing such notice, postage prepaid, not less than 15 nor more than 30 days before the date fixed for such redemption to each holder of record of shares so to be redeemed at his address as the same shall appear on the books of the Corporation and the transfer records at the Corporation may be closed as to such shares at any time prior to the date fixed for redemption. Each such notice shall specify the date fixed for redemption and the place where payment of the redemption price is to be made. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such redemption except as to any holder to whom the Corporation has failed to mail such notice or whose notice was defective. Any notice which was mailed in the manner herein provided shall be conclusively presumed to be duly given whether or not the holder receives the notice.

    (c) At any time on or after notice of redemption has been duly given as provided above, the Corporation may deposit the aggregate redemption price in trust with a bank or trust company named in such notice, doing business in the United States, and having a capital surplus and undivided profits aggregating at least $100,000,000 for payment on or before the date fixed for redemption in respect of the shares called for redemption. Such deposit of funds shall not relieve the Corporation of its obligation to pay the redemption price when due it, for any reason, such bank or trust company shall not make such payment of the redemption price. Any interest accrued on funds which are so deposited shall be paid to the Corporation from time to time, and the holders of shares to be redeemed shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date fixed for redemption shall be repaid to the Corporation after which the holders of the shares so called for redemption shall look only to the Corporation for payment of the amounts to which they are entitled under this Section 4.

    (d) If notice of redemption shall have been duly given as provided above, upon the deposit of the aggregate redemption price in trust in accordance with subparagraph (c) of this Section 4, or if no such deposit is made, on and after the date fixed for redemption (unless the Corporation shall be in default in making payment of the redemption price) (i) all shares so called for redemption shall be deemed no longer outstanding; (ii) all rights with respect to such shares, including, but not limited to, the right to receive dividends thereon which have not accrued, shall cease and terminate notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for redemption; and (iii) the holders of such shares so called for redemption shall cease to be stockholders in respect thereof and shall have no interest or claim against the Corporation except the right to receive the redemption price, without interest, upon surrender of their certificates for cancellation.


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    5. Voting Rights. Except as otherwise fixed and determined by the Board of
Directors in any resolution providing for the issuance of any series of Preferred Stock or as otherwise provided herein or required by law, the holders of shares of Preferred Stock shall not be entitled to vote at any annual or special meeting of stockholders of the Corporation; provided, however, that so long as any shares of Preferred Stock of any series shall be outstanding the Corporation shall not, without the affirmative vote or written consent of the holders of record of a majority of the stock of the Corporation entitled to vote, increase the total number of authorized shares of Preferred Stock; and provided, further, that so long as any shares of Preferred Stock of any series shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of record of a majority of the aggregate number of shares of Preferred Stock of all series then outstanding, voting as a class, increase or decrease the par value of any class of Preferred Stock or alter or change the designation or the relative rights, preferences and limitation of the Preferred Stock as a class; and provided, further, that nothing herein contained shall require the class vote or consent of the holders of shares of Preferred Stock for or in respect of (i) any increase in the total number of authorized shares of Common Stock or (ii) the fixing of any of the relative rights, preferences and limitations of any series of Preferred Stock that may be fixed and determined by the Board of Directors as provided in Section 2 of this Paragraph A.

    6. Dissolution. Liquidation or Winding-Up. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts or other liabilities of the Corporation, the holders of all then outstanding shares of Preferred Stock of each series shall be entitled to receive, out of the net assets of the Corporation, an amount in cash for each share equal to the amount fixed by the Board of Directors for such series of Preferred Stock together with all cumulative dividends accrued thereon to the date fixed for distribution and not theretofore paid or declared and set apart for payment in full before any distribution is made to the holders of Junior Shares. If upon any dissolution, liquidation or winding-up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock in full amounts to which they respectively shall be entitled, the holders of all outstanding shares of Preferred Stock of all series shall share ratably in the distribution of assets in accordance with the sums which would be payable upon such distribution if all sums payable, were paid in full. Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation or winding-up of the affairs of the Corporation within the meaning of this Article VIII.

B.  Series A Preferred Stock

    1. Voting Rights. Except to the extent required by the General Corporation Law of the State of Delaware, the holders of record of the shares of the Class A Preferred Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Corporation or receive notice of or attend any meeting of stockholders.

    2. Dividend Rights. In the event that the Corporation declares any dividend in respect of the Common Stock, the holders of the shares of the Class A Preferred Stock shall be entitled to receive an amount per share equal to ten percent (10%) of the aggregate per share amount of all dividends declared by the Corporation in respect of the Common Stock, until such time as the holders of the shares of the Class A Preferred Stock shall have received in the aggregate one thousand and 00/100 dollars ($1,000.00) per share and thereafter, upon receipt of such sum, the holders of the shares of the Class A Preferred Stock shall be entitled to no further rights, privileges or other payments, and the shares of the Class A Preferred Stock shall be automatically canceled. Any dividends due to the holders of the shares of the Class A Preferred Stock in accordance with the foregoing shall be paid simultaneously with the payment of dividends to the holders of the shares of the Common Stock.


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    3. Liquidation Rights. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, the holders of the shares of the Class A Preferred Stock shall be entitled to receive, prior to the receipt of any assets by the holders of the shares of the Common Stock, a cash amount per share equal to the difference between one thousand and 00/100 dollars ($1,000.00) and the aggregate amount of all prior distributions and dividends received by the holders of the Class A Preferred Stock from the date of their issuance. Upon receipt of such payment, the holders of the shares of the Class A Preferred Stock shall be entitled to no further rights, privileges or any other payments.

    4. Redemption.

    (a) In the event that the shares of the Class A Preferred Stock have not been automatically canceled as set forth in Section 2 of this Paragraph B by November 1, 1997, the Corporation, may, at any time thereafter, redeem the shares of the Class A Preferred Stock outstanding at the redemption price equal to one dollar ($1.00) per share (the "Redemption Price"). Notwithstanding the foregoing, the Corporation shall have no right to redeem the shares of the Class A Preferred Stock until all dividends due to the holders of the shares of the Class A Preferred Stock in accordance with Section 2 of this Paragraph B have been paid.

    (b) Notice of every redemption, stating the redemption date, the redemption agent, the Redemption Price, and the place of payment thereof, shall be given to the holders of record of the shares of the Class A Preferred Stock to be redeemed by mailing a copy of such notice at least ten (10) days prior to the date fixed for redemption t other holders of record of the shares of the Class A Preferred Stock at their addresses as the same shall appear on the books of the Corporation.

    (c) Upon mailing such notice of redemption as aforesaid the Corporation shall deposit in trust with such redemption agent an amount equal to the Redemption Price of the shares to be redeemed. Said amount shall be payable to the holders of the shares to be redeemed upon surrender of the certificate or certificates therefor on or after the date fixed for redemption or prior thereto if so directed by the Corporation. Upon such deposit, the shares called for redemption shall cease to be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than the right to receive the Redemption Price from the redemption agent without interest thereof, upon surrender of the certificate or certificates as aforesaid.

    (d) In the event that any holders of the shares of the Class A Preferred Stock which have been called for redemption shall not have surrendered the certificate or certificates for their shares within ninety (90) days after the redemption date set forth in the Corporation's notice of redemption, the redemption agent, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holders, and thereafter such holders shall look only to the Corporation for payment thereof. The funds so deposited with such redemption agent shall not accrue interest.

C.  Common Stock

    1. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.


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    2. Voting Rights. At every annual or special meeting of stockholders of the
Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation in the election of directors and upon all other matters.

    3. Dissolution, Liquidation or Winding-Up. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and of the amounts to which the holders of all outstanding shares of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to shares ratably in the remaining net assets of the Corporation.



                                   ARTICLE IX

                               Adoption and Action

    This Restated Certificate Of Incorporation was duly adopted, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, by written consent of all of the directors and shareholders of the Corporation.

    IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the President of the Corporation, for the purpose of amending and restating its Certificate Of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do make this Restated Certificate Of Incorporation, hereby declaring and certifying that this is my free act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this day 3rd of February, 1997.

                                      /s/ Ryan Brant
                                      ----------------------------------------
                                      Ryan Brant, its Chief Executive Officer


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